Exhibit a(9)

SMITH BARNEY TRUST II

Certificate of Amendment

The undersigned, constituting a majority of the Trustees of Smith Barney Trust II (the “Trust”), a Massachusetts business trust, acting pursuant to the Trust’s Declaration of Trust, as currently in effect (together with any amendments thereto and designations thereunder, the “Trust Document”), do hereby certify that, in accordance with the provisions of the Trust Document, the following amendments to the Trust Document have been duly adopted by the Trustees of the Trust:

1.	The name of the Trust is hereby changed from “Smith Barney Trust II” to “Legg Mason Partners Trust II,” and all references to the name of the Trust in the Trust Document are hereby accordingly amended.

2.	The name of each series of shares of beneficial interests of the Trust listed below is hereby changed as set forth below, and all references to such series in the Trust Document are hereby amended accordingly:

Current Series Name	New Series Name

Smith Barney Capital Preservation Fund	Legg Mason Partners Capital
Preservation Fund

Smith Barney Capital Preservation Fund	Legg Mason Partners Capital
II	Preservation Fund II

Smith Barney Diversified Large Cap	Legg Mason Partners Diversified Large
Growth Fund	Cap Growth Fund

Smith Barney International Large Cap	Legg Mason Partners International Large
Fund	Cap Fund

Smith Barney Short Duration Municipal	Legg Mason Partners Short Duration
Income Fund	Municipal Income Fund

Smith Barney Small Cap Growth	Legg Mason Partners Small Cap Growth
Opportunities Fund	Opportunities Fund

This Amendment shall become effective on April 7, 2006 at 9:00 a.m. EDT.

[signature page to follow]

IN WITNESS WHEREOF, the undersigned, being at least a majority of the Trustees of the Trust, have executed this Amendment as of the 31st day of March 2006.

/s/ Elliott J. Berv	/s/ Donald M. Carlton

Elliott J. Berv, as Trustee	Donald M. Carlton, as Trustee
and not individually	and not individually

/s/ A. Benton Cocanougher	/s/ Mark T. Finn

A. Benton Cocanougher, as Trustee	Mark T. Finn, as Trustee
and not individually	and not individually

/s/ R. Jay Gerken	/s/ Stephen Randolph Gross

R. Jay Gerken, as Trustee	Stephen Randolph Gross, as Trustee
and not individually	and not individually

/s/ Diana R. Harrington	/s/ Susan B. Kerley

Diana R. Harrington, as Trustee	Susan B. Kerley, as Trustee
and not individually	and not individually

/s/ Alan G. Merten	/s/ R. Richardson Pettit

Alan G. Merten, as Trustee	R. Richardson Pettit, as Trustee
and not individually	and not individually